For period ending February 28, 1998

File number 811-4312


77.  A.   Is the Registrant filing any of the following
attachments with the current filing of Form
          N-SAR?  (ANSWER FOR ALL SERIES AS A GROUP)         ___
                                                            Y/N


NOTE:  If answer is  Y  (Yes), mark those items below being
filed as an attachment to this form or incorporated by
reference.                                                   __
                                                            Y/N

     B.   Accountant s report on internal control           ___
     C.   Matters submitted to a vote of security holders    N
     D.   Policies with respect to security investments      N
     E.   Legal proceedings                                  N
     F.   Changes insecurity for debt                        N
     G.   Defaults and arrears on senior securities          N
     H.   Changes in control of Registrant                   N
     I.   Terms of new or amended securities                 N
     J.   Revaluation of assets or restatement of
          capital share account                              N
     K.   Changes in Registrant s certifying accountant      N
     L.   Changes in accounting principles and practices    ____
     M.   Mergers                                            N
     N.   Actions required to be reported pursuant to Rule 2a7  N
     O.   Transactions effected pursuant to Rule 10f-3          Y
     P.   Information required to be filed pursuant to existing
          exemptive orders                                      N

Attachment Information (Cont. On Screen 39)

          For period ending February 28, 1998

          File number 811-4312


          Attachment Information (Cont. from Screen 38)

77.      Q.    1.     Exhibits                                 N
                                                             Y/N

               2.     Any information called for by
                      instructions to sub-item 77Q2            N
                                                             Y/N

               3.     Any information called for by
                      instructions to sub-item 77Q3            N
                                                             Y/N




          SCREEN NUMBER:  39

          __ __ __ __ __ __ __ __ __ __ __ __ __ __ __ __ __ __




          79.     List the  811  numbers and names of
                  Registrant's wholly-owned investment
                  company subsidiaries consolidated in
                  this report.


          811 Number        Subsidiary Name

          For period ending February 28, 1998

          File number 811-4312




          ANNUAL SUPPLEMENT
          Page 53 is to be filed only once each
          year at the end of Registrant s fiscal
          year.

          105.    Fidelity bond(s) in effect at the
                  end of the period:
                  A. Insurer Name:  ICI Mutual Insurance Co.
                  B. Second Insurer:
                  C. Aggregate face amount of coverage for
                     Registrant on all bonds on which it is
                     named as an insured
                     ($000 s omitted)                $45,000

          106.    A. Is the bond part of ajoint fidelity
                  bond(s) shared with other investment companies
                  or other entities?                           Y
                                                             Y/N
                  B. If the answer to 106A is Y (Yes), how many other investment companies or other entities
                  are covered by the bond?                    66
                  NOTE:  Count each series as a separate
                  investment company.

          107.    A. Does the mandatory coverage of the fidelity
                  bond have a deductible?                      N
                                                             Y/N
                  B. If the answer to 107A is  Y  (Yes), what is
                  the amount of the deductible?          $______

          108. A. Were any claims with respect to this Registrant filed under the bond during the
                  period?                                      N
                                                             Y/N
                  B. If the answer to 108A is "Y"(Yes), what was the total amount of such claim(s)? $______

          109. A. Were any losses incurred with respect to this Registrant that could have been filed as a claim under the fidelity bond but were
                  not?                                         N
                                                             Y/N
                  B. If the answer to sub-item 109A is "Y"(Yes), what was the total amount of such losses?
                  ($000's omitted)                       $______

          110. A. Are Registrant's officers and directors covered as officers and directors of Registrant under any errors and omissions insurance policy owned by the Registrant
                  or anyone else?                              Y
                                                             Y/N

                  B. Were any claims filed under such policy
                  during the period with respect to
                  Registrant?                                  N
                                                             Y/N

For period ending February 28, 1998
                         Exhibit 77(Q)(1)

          File number 811-4312


                 PAINEWEBBER MUTUAL FUND TRUST
           AMENDED AND RESTATED DECLARATION OF TRUST
DECLARATION OF TRUST, made at Boston, Massachusetts, this 21st day of November 1986 and amended and restated this 19th day of November, 1997 by the Trustees:

               WHEREAS, the Trustees desire to establish a trust fund for the investment and reinvestment of funds contributed thereto;
               NOW, THEREFORE, the Trustees declare that all money and property contributed to the trust fund hereunder shall be held and managed in trust under this Declaration of Trust as herein set forth below.
                      ARTICLE I
                NAME AND DEFINITIONS
NAME
               Section 1.  This Trust shall be known as
"PaineWebber Mutual Fund Trust. The resident agent for the Trust in Massachusetts shall be CT Corporation System, whose address is 2 Oliver Street, Boston, Massachusetts, or such other person as the Trustees may from time to time designate.

DEFINITIONS

               Section 2.  Wherever used herein, unless
               otherwise required by the contextor specifically provided:

               (a) The Terms "Affiliated Person", "Assignment", "Commission", "Interested Person", "Majority Shareholder Vote" (the 67% or 50% requirement of the third sentence of Section 2(a)(42) of the 1940 Act, whichever may be applicable) and "Principal Underwriter" shall have the meanings given them in the 1940 Act, as amended from time to time;

               (b) The "Trust" refers to PaineWebber Mutual Fund
               Trust and reference to the Trust, when applicable to one or more Series of the Trust, shall refer to any such Series;

               (c) "Net Asset Value" means the net asset value of each Series of the Trust determined in the manner provided in Article IX,Section 3;

               (d) "Shareholder" means a record owner of Shares of the Trust;

               (e)  The "Trustees" means the person who has
               signed this Declaration of Trust so long as he shall continue in office in accordance with the terms hereof, and all other persons who may from time to time be duly elected or appointed, qualified and serving as Trustees in accordance with the provisions of Article IV hereof, and reference herein to a Trustee or the Trustees shall refer to such person or persons in his capacity or their capacities as trustees hereunder.

               (f)  "Shares" means the equal proportionate
               transferable units of interest into which the beneficial interest of each Series or Class thereof shall be divided from time to time and includes fractions of shares as well as whole shares (all of the ransferable units of a Series or of a single Class may be eferred to as "Shares" as the ontext may require);

               (g)  The "1940 Act" refers to the Investment
                Company Act 1940, as amended from time to time;

               (h) "Series" refers to series of Shares of the Trust established in accordance with the provisions of Article III;

               (i) "Class" refers to the class of Shares of a Series of the Trust established in accordance with the Provisions of Article III.


                          ARTICLE       II
                          PURPOSE OF TRUST
  The purpose of this Trust is to provide investors a continuous source of managed investment in securities.


                          ARTICLE III
                       BENEFICIAL INTEREST

SHARES OF BENEFICIAL INTEREST

               Section 1. The beneficial interest in the Trust shall be divided into such transferable Shares of one or more separate and distinct Series or Classes thereof as the Trustees shall from time to time create and establish. The number of Shares is unlimited and each Share shall have a par value of $0.001 per Share and upon issuance in accordance with the terms hereof shall be fully paid and nonassessable. The Trustees shall have full power and authority, in their sole discretion and without obtaining any prior authorization or vote of the Shareholders of the Trust, to create and establish (and to change in any manner) Shares with such preferences, terms of conversion, voting powers, rights and privileges as the Trustees may from time to time determine, to divide or combine the Shares into a greater or lesser number, to classify or reclassify any unissued Shares into one or more Series or Classes of Shares, to abolish any one or more Series or Classes of Shares, and to take such other action with respect to the Shares as the Trustees may deem desirable. The Trustees, in their discretion without a vote of the Shareholders, may divide the Shares of any Series into Classes. In such event, each Class of a Series shall represent interests in the assets of that Series and have identical voting, dividend,liquidation and other rights and the same terms and conditions, except that expenses allocated to a Class of a Series maybe borne solely by such Class as shall be determined by the Trustees and a Class of a Series may have exclusive voting rights with respect to matters affecting only that Class. Without limiting the authority of the Trustees set forth in this Section 1 to establish and designate any further Series or Classes, the Trustees have established and designated the Series of Shares and Classes listed in Schedule A attached hereto and made a part hereof.

ESTABLISHMENT OF SERIES OR CLASS

               Section 2. The establishment of any Series or Class in addition to those set forth in Section 1 shall be effective upon the adoption of a resolution by a majority of the then Trustees setting forth such establishment and designation and the relative rights and preferences of the Shares of such Series or Class thereof. At any time that there are no Shares outstanding of any particular Series previously established and designated, the Trustees may by a majority vote abolish that Series and the establishment and designation thereof. At any time that there are no shares outstanding of any particular Class of a Series, the Trustees may by a majority vote abolish that Class and the establishment and designation thereof. The Trustees by a majority vote may change the name of any Series or Class.


OWNERSHIP OF SHARES

               Section 3.  The ownership of Shares shall be
recorded in the books of the Trust. The Trustees may make such rules as they consider appropriate for the transfer of Shares and similar matters. The record books of the Trust shall be conclusive as to who are the holders of Shares and as to the number of Shares held from time to time by each Shareholder.

INVESTMENT IN THE TRUST

               Section 4. The Trustees shall accept investments in the Trust from such persons and on such terms as they may from time to time authorize. Such investments may be in the form of cash or securities in which the appropriate Series is authorized to invest, valued as provided in Article IX, Section
3. After the date of the initial contribution of capital, the number of Shares to represent the initial contribution may in the Trustees' discretion be considered as outstanding and the amount received by the Trustees on account of the contribution shall be treated as an asset of the Trust or a Series thereof, as appropriate. Subsequent investments in the Trust shall be credited to each Shareholder's account in the form of full Shares at the Net Asset Value per Share next determined after the investment is received; provided, however, that the Trustees may, in their sole discretion, (a) impose a sales charge upon investments in the Trust or Series and (b) issue fractional Shares. The Trustees shall have the right to refuse to accept investments in the Trust or any Series at any time without any cause or reason therefor whatsoever.

          ASSETS AND LIABILITIES OF SERIES

Section 5. All consideration received by the Trust for the issue or sale of Shares of a particular Series, together with all assets in which such consideration is invested or reinvested ,all income, earnings, profits, and proceeds thereof, including any proceeds derived from the sale, exchange or liquidation of such assets, and any funds or payments derived from any reinvestment of such proceeds in whatever form the same may be, shall be referred to as "assets belonging to" that Series. In addition, any assets, income, earnings, profits, and proceeds thereof, funds, or payments which are not readily identifiable as belonging to any particular Series shall be allocated by the Trustees between and among one or more of the Series in such manner as they, in their sole discretion, deem fair and equitable. Each such allocation shall be conclusive and binding upon the Shareholders of all Series for all purposes, and shall be referred to as assets belonging to that Series. The assets belonging to a particular Series shall be so recorded upon the books of the Trust, and shall be held by the Trustees in Trust for the benefit of the holders of Shares of that Series. The assets belonging to each particular Series shall be charged with the liabilities of that Series and all expenses, costs, charges and reserves attributable to that Series except that liabilities and expenses allocated solely to a particular Class shall be borne by that Class. Any general liabilities, expenses, costs, charges or reserves of the Trust or Series which are not readily identifiable as belonging to any particular Series or Class shall be allocated and charged by the Trustees between or among any one or more of the Series or Classes in such manner as the Trustees in their sole discretion deem fair and equitable. Each such allocation shall be conclusive and binding upon the Shareholders of all Series or Classes for all purposes. Any creditor of any Series may look only to the assets of that Series to satisfy such creditor's debt. See Article X, Section 1.
          NO PREEMPTIVE RIGHTS

Section 6. Shareholders shall have no preemptive or other right to subscribe to any additional Shares or other securities issued by the Trust or the Trustees.

          STATUS OF SHARES AND LIMITATION OF PERSONAL LIABILITY

Section 7. Shares shall be deemed to be personal property giving only the rights provided in this Declaration of Trust. Every Shareholder by virtue of having become a Shareholder shall be held expressly to have assented and agreed to the terms of this Declaration of Trust and to have become a party hereto. The death of a Shareholder during the continuance of the Trust shall not operate to terminate the Trust nor entitle the representative of any deceased Shareholder to an accounting or to take any action in court or elsewhere against the Trust or the Trustees, but only to the rights of said decedent under this Trust. Ownership of Shares shall not entitle the Shareholder to any title in or to the whole or any part of the Trust property or right to call for a partition or division of the same or for an accounting, nor shall the ownership of Shares constitute the Shareholders partners. Neither the Trust nor the Trustees shall have any power to bind any Shareholder personally or to call upon any Shareholder for the payment of any sum of money or assessment whatsoever other than such as the Shareholder may at any time personally agree to pay by way of subscription for any Shares or otherwise.
                     ARTICLE IV
                    THE TRUSTEES
                           MANAGEMENT OF THE TRUST
Section 1. The business and affairs of the Trust shall be managed by the Trustees, and they shall have all powers necessary and desirable to carry out that responsibility.
A Trustee shall not be required to be a Shareholder of the Trust.
          ELECTION OF TRUSTEES AND APPOINTMENT OF
                        INITIAL TRUSTEE
Section 2. On a date fixed by the Trustees, the Shareholders shall elect the Trustees. Until such election, the Trustees shall be the initial Trustee and such other persons as may be hereafter appointed pursuant to Section 4 of this
Article IV. The initial Trustee shall be Dianne E. O Donnell. TERM OF OFFICE OF TRUSTEES
Section 3. The Trustees shall hold office during the lifetime of this Trust, anduntil its termination as hereinafter provided; except (a) that any Trustee may resign histrust by written instrument signed by him and delivered to the other Trustees or to any officer of the Trust, which shall take effect upon such delivery or upon such later date as is specified therein
; (b) that any Trustee may be removed with or without cause at any time by written instrument, signed by at least two-thirds of the number of Trustees prior to such removal, specifying the date when such removal shall become effective; (c) that any Trustee who requests in writing to be retired or who has become incapacitated by illness or injury may be retired by written instrument signed by a majority of other Trustees, specifying the date of his retirement; and (d) that any Trustee may be removed at any Special Meeting of the Trust by a vote of at least two-thirds of the outstanding Shares.
          RESIGNATION AND APPOINTMENT OF TRUSTEES
Section 4. In case of the declination, death, resignation, retirement, removal,incapacity, or inability of any of the Trustees, or in case a vacancy shall exist by reason of an increase in number or for any other reason, the remaining Trustees shall fill such vacancy by appointment of such other person as they in their discretion shall see fit consistent with the limitations under the 1940 Act. Such appointment shall be evidenced by a written instrument signed by a majority of the Trustees in office or by a recording in the records of the Trust, whereupon the appointment shall take effect.
An appointment of a Trustee may be made by the Trustees then in office as aforesaid in anticipation of a vacancy to occur by reason of retirement, resignation or increase in number of Trustees effective at a later date, provided that said appointment shall become effective only at or after the effective date of said retirement, resignation or increase in number of Trustees. As soon as any Trustee so appointed shall have accepted this trust, the trust estate shall vest in the new Trustee or Trustees, together with the continuing Trustees, without any further act or conveyance, and he shall be deemed a Trustee hereunder.
The power of appointment is subject to the provisions of Section 16(a) of the 1940 Act.
          TEMPORARY ABSENCE OF TRUSTEE
Section 5. Any Trustee may, by power of attorney, delegate his power for a period not exceeding six months at any one time to any other Trustee or Trustees, provided that in no case shall less than two Trustees personally exercise the other powers hereunder except as herein otherwise expressly provided.
          NUMBER OF TRUSTEES
Section 6.  The number of Trustees shall initially be one
(1) and thereafter shall be such number as shall be fixed from time to time by a written instrument signed by a majority of the Trustees (or by an officer of the Trust pursuant to a vote of the majority of such Trustees)
; provided, however, that the number of Trustees serving hereunder at any time shall in no event be less than one
(1) nor more than fifteen (15). Whenever a vacancy in the Board of Trustees shall occur, until such vacancy is filled, or while any Trustee is absent from his state of domicile (unless said Trustee has made arrangements to be informed about, and to participate in, the affairs of the Trust during such absence), or is physically or mentally incapacitated by reason of disease or otherwise, the other Trustees shall have all the powers hereunder and the certificate of the other Trustees of such vacancy, absence or incapacity, shall be conclusive.
          EFFECT OF DEATH, RESIGNATION, ETC. OF A TRUSTEE
Section 7.  The death, declination, resignation,
retirement, removal,incapacity, or inability of the Trustee, or any one of them, shall not operate to annul the Trust or to revoke any existing agency created pursuant to the terms of this Declaration of Trust.
          OWNERSHIP OF ASSETS OF THE TRUST
Section 8. The assets of the Trust shall be held separate and apart from any assets now or hereafter held in any capacity other than as Trustee hereunder by the Trustees or any successor Trustees. All of the assets of the Trust shall at all times be considered as vested in the Trustees.
                      ARTICLE V
               POWERS OF THE TRUSTEES
                           POWERS
Section 1. The Trustees in all instances shall act as principals, and are and shall be free from the control of the Shareholders. The Trustees shall have full power and authority to do any and all acts and to make and execute any and all contracts and instruments that they may consider necessary or appropriate in connection with the management of the Trust. The Trustees shall not in any way be bound or limited by present or future laws or customs in regard to trust investments, but shall have full authority and power to make any and all investments which they, in their uncontrolled discretion, shall deem proper to accomplish the purposes of this Trust.
Subject to any applicable limitation in this Declaration of Trust or the By-Laws of the Trust, the Trustees shall have power and authority, without limitation:
(a) To invest and reinvest cash and other property, and to hold cash or other property uninvested, without in any event being bound or limited by any present or future law or custom in regard to investments by trustees, and to sell, exchange, lend, pledge, mortgage, hypothecate, write options on and lease any or all of the assets of the Trust; to purchase and sell (or write) options on securities, currencies, indices, futures contracts and other financial instruments and enter into closing transactions in connection therewith; to enter into all types of commodities contracts, including without limitation the purchase and sale of futures contracts and forward contracts on securities, indices, currencies, and other financial instruments;
to engage in forward commitment, "when issued" and delayed delivery transactions; to enter into repurchase agreements and reverse repurchase agreements; and to employ all kinds of hedging techniques and investment management strategies.
(b) To adopt By-Laws not inconsistent with this Declaration of Trust providing for the conduct of the business of the Trust and to amend and repeal them to the extent that they do not reserve the right to the Shareholders.
(c) To elect and remove such officers and appoint and terminate such agents as they consider appropriate.
(d) To employ as custodian of any assets of the Trust subject to any conditions set forth in this Declaration of Trust or in the By-Laws, if any, a bank, trust company, or other entity permitted by the Commission to serve as such.
(e) To retain a transfer agent and Shareholder servicing agent, or both.
(f) To provide for the distribution of interests of the Trust either through a principal underwriter in the manner hereinafter provided for or by the Trust itself, or both.
(g) To set record dates in the manner hereinafter provided for.
(h) To delegate such authority as they consider desirable to any officers of the Trust and to any agent, independent contractor, custodian or underwriter.
(i) To sell or exchange any or all of the assets of the Trust, subject to the provisions of Article XI,
Section 4(b) hereof.
(j) To vote or give assent, or exercise any rights of ownership, with respect to stock or other securities or property; and to execute and deliver powers of attorney to such person or persons as the Trustees shall deem proper, granting to such person or persons such power and discretion with relation to securities or property as the Trustees shall deem proper.
(k) To exercise powers and rights of subscription or otherwise which in any manner arise out of ownership of securities.
(l) To hold any security or property in a form not indicating any trust, whether in bearer, unregistered or other negotiable form;
or either in its own name or in the name of a custodian or a nominee or nominees, subject in either case to proper safeguards according to the usual practice of Massachusetts trust companies or investment companies.
(m) To establish separate and distinct Series with separately defined investment objectives and policies and distinct investment purposes in accordance with the provisions of Article III and to establish separate Classes thereof.
(n) To allocate assets, liabilities and expenses of the Trust to a particular Series and liabilities and expenses to a particular Class thereof or to apportion the same between or among two or more Series or Classes, provided that any liabilities or expenses incurred by a particular Series or Class shall be payable solely out of the assets belonging to that Series or Class as provided for in Article III.
(o) To consent to or participate in any plan for the reorganization, consolidation or merger of any corporation or concern, any security of which is held in the Trust; to consent to any contract, lease, mortgage, purchase, or sale of property by such corporation or concern, and to pay calls or subscriptions with respect to any security held in the Trust.
(p) To compromise, arbitrate, or otherwise adjust claims in favor of or against the Trust or any matter in controversy including, but not limited to, claims for taxes.
(q) To make distributions of income and of capital gains to Shareholders in the manner hereinafter provided for.
(r)  To borrow money.
(s) To establish, from time to time, a minimum total investment for Shareholders, and to require the redemption of the Shares of any Shareholders whose investment is less than such minimum upon giving notice to such Shareholder.
No one dealing with the Trustees shall be under any obligation to make any inquiry concerning the authority of the Trustees, or to see to the application of any payments made or property transferred to the Trustees or upon their order.
          TRUSTEES AND OFFICERS AS SHAREHOLDERS
Section 2. Any Trustee, officer, other agent or independent contractor of the Trust may acquire, own and dispose of Shares to the same extent as if he were not a Trustee, officer, agent or independent contractor; and the Trustees may issue and sell or cause to be issued and sold Shares to and buy such Shares from any such person or any firm or company in which he is interested, subject only to the general limitations herein contained as to the sale and purchase of such Shares;
and all subject to any restrictions which may be contained in the By-Laws.
          ACTION BY THE TRUSTEES
Section 3. The Trustees shall act by majority vote at a meeting duly called or by unanimous written consent without a meeting or by telephone consent provided a quorum of Trustees participate in any such telephonic meeting, unless the 1940 Act requires that a particular action be taken only at a meeting in person of the Trustees.
At any meeting of the Trustees, a majority of the Trustees shall constitute a quorum. Meetings of the Trustees may be called orally or in writing by the Chairman of the Trustees or by any two other Trustees. Notice of the time, date and place of all meetings of the Trustees shall be given by the party calling the meeting to each Trustee by telephone or telegram sent to his home or business address at least twenty-four hours in advance of the meeting or by written notice mailed to his home or business address at least seventy-two hours in advance of the meeting. Notice need not be given to any Trustee who attends the meeting without objecting to the lack of notice or who executes a written waiver of notice with respect to the meeting either before or after such meeting.
Subject to the requirements of the 1940 Act, the Trustees by majority vote may delegate to any one of their number their authority to approve particular matters or take particular actions on behalf of the Trust.

          CHAIRMAN OF THE TRUSTEES
Section 4. The Trustees may appoint one of their number to be Chairman of the Board of Trustees. The Chairman shall preside at all meetings of the Trustees, shall be responsible for the execution of policies established by the Trustees and the administration of the Trust, and may be the chief executive, financial and/or accounting officer of the Trust.

                     ARTICLE VI
                EXPENSES OF THE TRUST
                TRUSTEE REIMBURSEMENT
Section 1.  Subject to the provisions of Article III,
Section 5, the Trustees shall be reimbursed from the Trust estate or the assets belonging to the appropriate
Series for their expenses and disbursements, including, without limitation, fees and expenses of Trustees who are not Interested Persons of the Trust, interest expense, taxes, fees and commissions of every kind, expenses of pricing Trust portfolio securities, expenses of issue, repurchase and redemption of Shares including expenses attributable to a program of periodic repurchases or redemptions, expenses of distributing its Shares and providing services to Shareholders, expenses of registering and qualifying the Trust and its Shares under Federal and State laws and regulations, charges of investment advisers, administrators, custodians, transfer agents, and registrars, expenses of preparing and setting in type prospectuses and statements of additional information, expenses of printing and distributing prospectuses and statements of additional information sent to existing Shareholders, auditing and legal expenses, reports to Shareholders, expenses of meetings of Shareholders and proxy solicitations therefor, insurance expense, association membership dues and for such non-recurring items as may arise, including litigation to which the Trust is a party (except those losses and expenses the indemnification of which is not permitted under Article X hereof), and for all losses and liabilities by them incurred in administering the Trust; and for the payment of such expenses, disbursements, losses and liabilities the Trustees shall have a lien on the assets belonging to the appropriate Series prior to any rights or interests of the Shareholders thereto.
This section shall not preclude the Trust from directly paying any of the aforementioned fees and expenses.

                     ARTICLE VII
             INVESTMENT ADVISER, PRINCIPAL
                UNDERWRITER AND TRANSFER
                        AGENT
                  INVESTMENT ADVISER

Section 1.  Subject to a Majority Shareholder Vote, the
Trustees may in their discretion from time to time enter into an investment advisory or management contract(s) with respect to the Trust or any Series thereof whereby the other party(ies) to such contract(s) shall undertake to furnish the Trustees such management, investment advisory, statistical and research facilities and services and such other facilities and services, if any, and all upon such terms andconditions, as the Trustees may in their discretion determine. Notwithstanding any provisions of this Declaration of Trust, the Trustees may authorize the investment adviser(s) (subject to such general or specific instruments as the Trustees may from time to time adopt) to effect purchases, sales or exchanges of portfolio securities and other investment instruments of the Trust on behalf of the Trustees or may authorize any officer, agent, or Trustee to effect such purchases, sales or exchanges pursuant to recommendations of the investment adviser (and all without further action by the Trustees). Any such purchases, sales and exchanges shall be deemed to have been authorized by all of the Trustees.
The Trustees may, subject to applicable requirements of the 1940 Act, including those relating to Shareholder approval, authorize the investment adviser to employ one or more sub-advisers from time to time to perform such of the acts and services of the investment adviser, and upon such terms and conditions, as may be agreed upon between the investment adviser and sub-adviser.
          PRINCIPAL UNDERWRITER
Section 2. The Trustees may in their discretion from time to time enter into one or more contract(s) providing for the sale of the Shares, whereby the Trust may either agree to sell the Shares to the other party to the contract or appoint such other party its sales agent for such Shares.
In either case, the contract shall be on such terms and conditions as may be prescribed in the By-Laws, if any, and such further terms and conditions as the Trustees may in their discretion determine not inconsistent with the provisions of this Article VII, or of the By-Laws, if any;
and such contract may also provide for the repurchase or sale of Shares by such other party as principal or as agent of the Trust. The Trustees may in their discretion adopt a plan or plans of distribution and enter into any related agreements whereby the Trust finances directly or indirectly any activity that is primarily intended to result in sales of Shares. Such plan or plans of distribution and any related agreements may contain such terms and conditions as the Trustees may in their discretion determine subject to the requirements of Section 12 of the 1940 Act, Rule 12b-1 thereunder and any other applicable rules and regulations.
          TRANSFER AGENT

Section 3. The Trustees may in their discretion from time to time enter into a transfer agency and Shareholder service contract whereby the other party shall undertake to furnish the Trustees and Trust with transfer agency and shareholder services. The contract shall be on such terms and conditions as the Trustees may in their discretion determine not inconsistent with the provisions of this Declaration of Trust or of the By-Laws, if any. Such services may be provided by one or more entities, including one or more agents of such other party.

          PARTIES TO CONTRACT
Section 4. Any contract of the character described in Sections 1, 2 and 3 of this Article VII or that relates to the provision of custodian services to the Trust may be entered into with any corporation, firm, partnership, trust or association, although one more of the Trustees or officers of the Trust may be an officer, director, trustee, shareholder, or member of such other party to the contract, and no such contract shall be invalidated or rendered voidable by reason of the existence of any relationship, nor shall any person holding such relationship be liable merely by reason of such relationship for any loss or expense to the Trust under or by reason of said contract or accountable for any profit realized directly or indirectly therefrom, provided that the contract when entered into was reasonable and fair and not inconsistent with the provisions of this Article
VII or the By-Laws, if any. The same person (including a firm, corporation, partnership, trust, or association) may be the other party to contracts entered into pursuant to Sections 1, 2 and 3 above or with respect to the provision of custodian services to the Trust, and any individual may be financially interested in or otherwise affiliated with persons who are parties to any or all of the contracts mentioned in this Section 4.

          PROVISIONS AND AMENDMENTS
Section 5.  Any contract entered into pursuant to
Sections 1 and 2 of this Article VII shall be consistent with and subject to the applicable requirements of Sections 12 and 15 of the 1940 Act and the rules and orders thereunder (including any amendments thereto or other applicable Act of Congress hereafter enacted) with respect to its continuance in effect, its termination, and the method of authorization and approval of such contract or renewal thereof.

                    ARTICLE VIII
          SHAREHOLDERS' VOTING POWERS ANDMEETINGS
                   VOTING POWERS

Section 1. The Shareholders shall have power to vote (i) for the election of Trustees as provided in Article IV, Section
2, (ii) for theremoval of Trustees as provided in Article IV,
Section 3(d), (iii) with respect to any investment advisory or management contract as provided in Article VII, Section
1, (iv) with respect to any termination or reorganization of the Trust as provided in Article XI, Section 4, (v) with respect to the amendment of this Declaration of Trust to the extent and as provided in Article XI, Section 7, (vi) to the same extent as the shareholders of a Massachusetts business corporation, as to whether or not a court action, proceeding or claim should be brought or maintained derivatively or as a class action on behalf of the Trust or the Shareholders, provided, however, that a Shareholder of a particular Series shall not be entitled to bring any derivative or class action on behalf of any other Series of the Trust, and provided further that, within a Series, a Shareholder of a particular Class shall not be entitled to bring any derivative or class action on behalf of any other Class except with respect to matters sharing a common fact pattern with said Shareholder's own Class;
and (vii) with respect to such additional matters relating to the Trust as may be required or authorized by law, by this Declaration of Trust, or the By-Laws of the Trust, if any, or any registration of the Trust with the Commission or any State, or as the Trustees may consider desirable.
On any matter submitted to a vote of the Shareholders, all Shares shall be voted by individual Series, except (i) when required by the 1940 Act, Shares shall be voted in the aggregate and not by individual Series; and (ii) when the Trustees have determined that the matter affects only the interests of one or more Classes, then only the Shareholders of such Class or Classes shall be entitled to vote thereon. Each whole Share shall be entitled to one vote as to any matter on which it is entitled to vote, and each fractional Share shall be entitled to a proportionate fractional vote. There shall be no cumulative voting in the election of Trustees. Shares may be voted in person or by proxy. Until Shares are issued, the Trustees may exercise all rights of Shareholders and may take any action required or permitted by law, this Declaration of Trust or any By-Laws of the Trust to be taken by Shareholders.

MEETINGS

Section 2. The first Shareholders' meeting shall be held as specified in Section 2 of Article IV at the principal office of the Trust or such other place as the Trustees may designate. Special meetings of the Shareholders or any Series or Class thereof may be called by the Trustees and shall be called by the Trustees upon the written request of Shareholders owning at least one-tenth of the outstanding Shares entitled to vote. Whenever ten or more Shareholders meeting the qualifications set forth in Section 16(c) of the 1940 Act, as the same may be amended from time to time, seek the opportunity of furnishing materials to the other Shareholders with a view to obtaining signatures on such a request for a meeting, the Trustees shall comply with the provisions of said
Section 16(c) and any rules or orders thereunder with respect to providing such Shareholders access to the list of the Shareholders of record of the Trust or the mailing of such materials to such Shareholders of record. Shareholders shall be entitled to at least fifteen days' notice of any meeting.

          QUORUM AND REQUIRED VOTE
Section 3. A majority of Shares entitled to vote in person or by proxy shall be a quorum for the transaction of business at a Shareholders' meeting, except that where any provision of law or of this Declaration of Trust permits or requires that holders of any Series or Class thereof shall vote as a Series or Class, then a majority of the aggregate number of Shares of that Series or Class thereof entitled to vote shall be necessary to constitute a quorum for the transaction of business by that Series or Class. Any lesser number shall be sufficient for adjournments. Any adjourned session or sessions may be held, within a reasonable time after the date set for the original meeting, without the necessity of further notice. Except when a larger vote is required by any provision of this Declaration of Trust or the By-Laws, a majority of the Shares voted in person or by proxy shall decide any questions and a plurality shall elect a Trustee, provided that where any provision of law or of this Declaration of Trust permits or requires that the holders of any Series or Class shall vote as a Series or Class, then a majority of the Shares of that Series or Class voted on the matter shall decide that matter insofar as that Series or Class is concerned.

                     ARTICLE IX
            DISTRIBUTIONS AND REDEMPTIONS
                    DISTRIBUTIONS
Section 1.
(a) The Trustees may from time to time declare and pay dividends and other distributions. The amount of such dividends and the payment of them shall be wholly in the discretion of the Trustees.
(b) The Trustees shall have power, to the fullest extent permitted by the laws of the Commonwealth of Massachusetts, at any time to declare and cause to be paid dividends on Shares of a particular Series, from the assets belonging to that Series, which dividends and other distributions, at the election of the Trustees, may be paid daily or otherwise pursuant to a standing resolution or resolutions adopted only once or with such frequency as the Trustees may determine, and may be payable in Shares of that Series or Class thereof, as appropriate, at the election of each Shareholder of that Series or Class. All dividends and distributions on Shares of a particular Series shall be distributed pro rata to the holders of that Series in proportion to the number of Shares of that Series held by such holders at the date and time of record established for the payment of such dividends or distributions, except that such dividends and distributions shall appropriately reflect expenses allocated to a particular Class of such Series.
(c) Anything in this instrument to the contrary notwithstanding, the Trustees may at any time declare and distribute a "stock dividend" pro rata among the Shareholders of a particular Series or of a Class thereof as of the record date of that Series (fixed as provided in Section 3 of Article XI hereof).

          REDEMPTIONS
Section 2. In case any holder of record of Shares of a particular Series or Class desires to dispose of his Shares, he may deposit at the office of the transfer agent or other authorized agent of that Series a written request or such other form of request as the Trustees may from time to time authorize, requesting that the Series purchase the Shares in accordance with this Section 2; and the Shareholder so requesting shall be entitled to require the Series to purchase, and the Series or the principal underwriter of the Series shall purchase his said Shares, but only at the Net Asset Value of the Series or Class held by the Shareholder (as described in Section 3 hereof) minus any applicable sales charge or redemption or repurchase fee. The Series shall make payment for any such Shares to be redeemed, asaforesaid, in cash or property from the assets of that Series and payment for such Shares shall be made by the Series or the principal underwriter of the Series to the Shareholder of record within seven (7) days after the date upon which the request is effective; provided, however, that if Shares being redeemed have been purchased by check the Trust may postpone payment until the Trust has assurance that good payment has been collected for the purchase of the Shares. The Trust may require Shareholders to pay a sales charge to the Trust, the underwriter or any other person designated by the Trustees upon redemption or repurchase of Shares of any Series or Class thereof, in such amount as shall be determined from time to time by the Trustees. The amount of such sales charge may but need not vary depending on various factors, including without limitation the holding period of the redeemed or repurchased Shares. The Trustees may also charge a redemption or repurchase fee in such amount as may be determined from time to time by the Trustees.

        DETERMINATION OF NET ASSET VALUE AND
        VALUATION OF PORTFOLIO ASSETS

Section 3. The term "Net Asset Value" of any Series shall mean that amount by which the assets of that Series exceed its liabilities, all as determined by or under the direction of the Trustees. Net Asset Value per Share shall be determined separately for each Series of Shares and shall bedetermined on such days and at such times as the Trustees may determine. Such determination may be made on a Series-by-Series or Class-by-Class basis, as appropriate, and shall include any expenses allocated to a specific Series or Class. The determination shall be made with respect to securities for which market quotations are readily available at the market value of such securities; and with respect to other securities and assets, at the fair value as determined in good faith by the Trustees, provided, however, that the Trustees, without Shareholder approval, may alter the method of appraising portfolio securities insofar as permitted under the 1940 Act and the rules,regulations and interpretations thereof promulgated or issued by the Commission or insofar as permitted by any order of the Commission applicable to the Series. The Trustees may delegate any of their powers and duties under this Section 3 with respect to appraisal of assets and liabilities. At any time the Trustees may cause the Net Asset Value per Share last determined to be determined again in a similar manner and may fix the time when such redetermined values shall become effective.

          SUSPENSION OF THE RIGHT OF REDEMPTION
Section 4. Notwithstanding Section 2 hereof, the Trustees may declare a suspension of the right of redemption or postpone the date of payment as permitted under the 1940 Act. Such suspension shall take effect at such time as the Trustees shall specify but not later than the close of business on the business day next following the declaration of suspension, and thereafter there shall be no right of redemption or payment until the Trustees shall declare the suspension at an end. In the case of a suspension of the right of redemption, a Shareholder may either withdraw his request for redemption or receive payment based on the Net
Asset Value per Share existing after the termination of the suspension.

                            ARTICLE X
              LIMITATION OF LIABILITY ANDINDEMNIFICATION
                       LIMITATION OF LIABILITY
Section 1. All persons extending credit to, contracting with or having any claim against the Trust or a particular Series shall look only to the assets of the Trust or such Series, as the case may be, for payment under such credit, contract or claim; and neither the Shareholders nor the Trustees, nor any of the Trust's officers, employees or agents, whether past, present or future, nor any other
Series shall be personally liable therefor.
Every note, bond, contract, instrument, certificate or undertaking and every other act or thing whatsoever executed or done by or on behalf of the Trust, any Series, or the Trustees or any of them in connection with the Trust shall be conclusively deemed to have been executed or done only in or with respect to their or his capacity as Trustees or Trustee and neither such Trustees or Trustee nor the Shareholders shall be personally liable thereon. Every note, bond, contract, instrument, certificate or undertaking made or issued by the Trustees or by any officers or officer shall give notice that the same was executed or made by them on behalf of the Trust or by them as Trustees or Trustee or as officers or officer and not individually and that the obligations of such instrument are not binding upon any of them or the Shareholders individually but are binding only upon the assets and property of the Trust or the particular Series in question, as the case may be, but the omission thereof shall not operate to bind any Trustees or Trustee or officers or officer or Shareholders or Shareholder individually.
Section 2.  Provided they have exercised reasonable
care and have acted under the reasonable belief that their actions are in the best interest of the Trust, the Trustees and officers of the Trust shall not be responsible for or liable in any event for neglect or wrongdoing of them or any officer, agent, employee, investment adviser or independent contractor of the Trust, but nothing contained in this Declaration of Trust shall protect any Trustee or officer against any liability to which he would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office.

                INDEMNIFICATION
                   Section 3.

(a) Subject to the exceptions and limitations contained in Section 3(b) below:
(i) every person who is, or has been a Trustee or officer of the Trust (hereinafter referred to as "Covered Person") shall be indemnified by the appropriate Series to the fullest extent permitted by law against liability and against all expenses reasonably incurred or paid by him in connection with any claim, action,suit or proceeding in which he becomes involved as a party or otherwise by virtue of his being or having been a Trustee or officer and against amounts paid or incurred by him in the settlement thereof;(ii) the words "claim,"
"action," "suit," or "proceeding" shall apply to all claims, actions, suits or proceedings (civil, criminal or other, including appeals), actual or threatened while in office or thereafter, and the words "liability" and "expenses" shall include, without limitation, attorneys' fees, costs, judgments, amounts paid in settlement, fines, penalties and other liabilities.(b) No indemnification shall be provided hereunder to a Covered Person:
(i) who shall have been adjudicated by a court or body before which the proceeding was brought (A) to be liable to the Trust or its Shareholders by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office or (B) not to have acted in good faith in the reasonable belief that his action was in the best interest of the Trust; or
(ii) in the event of a settlement, unless there has been a determination that such Trustee or officer did not engage in willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office, (A) by the court or other body approving the settlement; (B) by at least a majority of those Trustees who are neither interested persons of the Trust nor are parties to the matter based upon a review of readily available facts (as opposed to a full trial-type inquiry); or
(C) by written opinion of independent legal counsel based upon a review of readily available facts (as opposed to a full trial-type inquiry);provided, however, that any Shareholder may, by appropriate legal proceedings, challenge any such determination by the Trustees, or by independent counsel.
(c) The rights of indemnification herein provided may be insured against by policies maintained by the Trust, shall be severable, shall not be exclusive of or affect any other rights to which any Covered Person may now or hereafter be entitled, shall continue as to a person who has ceased to be such Trustee or officer and shall inure to the benefit of the heirs, executors and administrators of such a person. Nothing contained herein shall affect any rights to indemnification to which Trust personnel, other than Trustees and officers, and other persons may be entitled to by contract or otherwise under law.
(d) Expenses in connection with the preparation and presentation of a defense to any claim, action, suit or proceeding of the character described in paragraph
(a) of this Section 3 may be paid by the applicable Series from time to time prior to final disposition thereof upon receipt of an undertaking by or on behalf of such Covered Person that such amount will be paid over by him to the applicable Series if it is ultimately determined that he is not entitled to indemnification under this Section 3; provided, however, that either (a) such Covered Person shall have provided appropriate security for such undertaking, (b) the Trust is insured against losses arising out of any such advance payments or (c) either a majority of the Trustees who are neither interested persons of the Trust nor parties to the matter, or independent legal counsel in a written opinion, shall have determined, based upon a review of readily available facts (as opposed to a trial-type inquiry or full investigation), that there is reason to believe that such Covered Person will not be disqualified from indemnification under this Section 3.

SHAREHOLDERS

Section 4. In case any Shareholder or former Shareholder of any Series of the Trust shall be held to be personally liable solely by reason of his being or having been a Shareholder and not because of his acts or omissions or for some other reason, the Shareholder or former
Shareholder (or his heirs,executors, administrators or other legal representatives or in the case of a corporation or other entity, its corporate or other general successor) shall be entitled out of the assets belonging to the applicable Series to be held harmless from and indemnified against all loss and expense arising from such liability.
The Series shall, upon request by the Shareholder, assume the defense of any claim made against the Shareholder for any act or obligation of the Series and satisfy any judgment thereon.
                     ARTICLE XI
                    MISCELLANEOUS
               TRUST NOT A PARTNERSHIP
Section 1. It is hereby expressly declared that a trust and not a partnership is created hereby. No Trustee hereunder shall have any power to bind personally either the Trust's officers or any Shareholder.

TRUSTEE'S GOOD FAITH ACTION, EXPERT ADVICE, NO BOND OR SURETY
Section 2. The exercise by the Trustees of their powers and discretion hereunder in good faith and with reasonable care under the circumstances then prevailing, shall be binding upon everyone interested. Subject to the provisions of
Article X, the Trustees shall not be liable for errors of judgment or mistakes of fact or law. The Trustees may take advice of counsel or other experts with respect to the meaning and operation of this Declaration of Trust, and subject to the provisions of Article X, shall be under no liability for any act or omission in accordance with such advice or for failing to follow such advice. The Trustees shall not be required to give any bond as such, nor any surety if a bond is obtained.

ESTABLISHMENT OF RECORD DATES

Section 3. The Trustees may close the stock transfer books of the Trust for a period not exceeding sixty (60) days preceding the date of any meeting of Shareholders, or the date for the payment of any dividends, or the date for the allotment of rights, or the date when any change or conversion or exchange of Shares shall go into effect; or in lieu of closing the stock transfer books as aforesaid, the Trustees may fix in advance a date, not exceeding ninety (90) days preceding the date of any meeting of Shareholders, or the date for payment of any dividend, or the date for the allotment of rights, or the date when any changeor conversion or exchange of Shares shall go into effect, as a record date for the determination of the Shareholders entitled to notice of, and to vote at, any such meeting, or to receive payment of such dividend, or to receive such allotment or rights, or to exercise such rights in respect of any such change, conversion or exchange of Shares,and in such case such Shareholders and only such Shareholders as shall be Shareholders of record on the date so fixed shall be entitled to such notice of, and to vote at, such meeting, or to receive payment of such dividend, or to receive such allotment of rights, or to exercise such rights, as the case may be, notwithstanding any transfer of any Shares on the books of the Trust after any such record date fixed or aforesaid.


          TERMINATION OF TRUST
               Section 4.
a) This Trust shall continue without limitation of time but subject to the provisions of sub-section (b) of this Section 4.
(b) Subject to a Majority Shareholder Vote of each Series affected by the matter or, if applicable, to a Majority Shareholder Vote of the Trust, the Trustees may (i) sell, convey, merge and transfer all or substantially all of the assets of the Trust or any affected Series to another
Series or to a trust, partnership,association or corporation organized under the laws of any state which is an investment company as defined in the 1940 Act, for adequate consideration which may include the assumption of all outstanding obligations, taxes and other liabilities,accrued or contingent, of the Trust or any affected Series, and which may include shares of beneficial interest or stock of such Series, trust, partnership, association or corporation; or (ii) at any time sell and convert into money all or substantially all of the assets of the Trust or any affected Series. Upon making provision for the payment of all known liabilities of the Trust or any affected Series in either (i) or (ii), by such assumption or otherwise, the Trustees shall distribute the remaining proceeds or assets (as the case may be) ratably among the holders of the Shares of the Trust or any affected Series then outstanding; however, the payment to any particular Class within such Series may be reduced by any fees, expenses or charges allocated to that Class.
Nothing in this Declaration ofTrust shall preclude the Trustees from distributing such remaining proceeds or assets so that holders of the Shares of a particular Class of the Trust or any affected Series receive as their ratable distribution shares solely of an analogous class, as determined by the Trustees, of such trust, partnership, association or corporation. The Trustees may take any of the actions specified in clauses (i) and (ii) above without obtaining a Majority Shareholder Vote of any Series or the Trust if a majority of the Trustees makes a determination that the continuation of a Series or the Trust is not in the best interests of such Series, the Trust or their respective Shareholders as a result of factors or events adversely affecting the ability of such Series or the Trust to conduct its business and operations in an economically viable manner. Such factors and events may include the inability of a Series or the Trust to maintain its assets at an appropriate size, changes in laws or regulations governing the Series or Trust or affecting assets of the type in which such Series or the Trust invests or economic developments or trends having a significant adverse impact on the business or operations of such Series or the Trust.(c) Upon completion of the distribution of the remaining proceeds or the remaining assets as provided in sub-section (b), the Trust or any affected Series shall terminate and the Trustees shall be discharged of any and all further liabilities and duties hereunder with respect thereto and the right, title and interest of all parties therein shall be canceled and discharged.

FILING OF COPIES, REFERENCES, HEADINGS

Section 5. The original or a copy of this instrument and of each amendment hereto shall be kept at the office of the Trust where it may be inspected by any shareholder.
A copy of this instrument and of each amendment hereto shall be filed by the Trustees with the Secretary of the Commonwealth of Massachusetts and the Boston City Clerk, as well as any other governmental office where such filing may from time to time be required. Anyone dealing with the Trust may rely on a certificate by an officer or Trustee of the Trust as to whether or not any such amendments to this Declaration of Trust have been made and as to any matters in connection with the Trust hereunder, and with the same effect as if it were the original, may rely on a copy certified by an officer or Trustee of the Trust to be a copy of this instrument or of any such amendments. In this instrument or in any such amendments, references to this instrument, and all expressions like "herein," "hereof" and "hereunder," shall be deemed to refer to this instrument as amended from time to time. The masculine gender shall include the feminine and neuter genders.
Headings are placed herein for convenience of reference only, and in case of any conflict, the text of this instrument, rather than the headings, shall control. This instrument may be executed in any number of counterparts each of which shall be deemed an original.

          APPLICABLE LAW

Section 6. The Trust set forth in this instrument is made in the Commonwealth of Massachusetts, and it is created under and is to be governed by and construed and administered according to the laws of said Commonwealth.
The Trust shall be of the type commonly called a Massachusetts business trust, and, without limiting the provisions hereof, the Trust may exercise all powers which are ordinarily exercised by such a trust.

        AMENDMENTS

Section 7. All rights granted to the Shareholders under this Declaration ofTrust are granted subject to the reservation of the right to amend this Declaration of Trust as herein provided, except that no amendment shall repeal the limitations on personal liability of any Shareholder or Trustee or repeal the prohibition of assessment upon the Shareholders without the express consent of each Shareholder or Trustee involved. Subject to the foregoing, the provisions of this Declaration of Trust (whether or not related to the rights of Shareholders) may be amended at any time, so long as such amendment does not adversely affect the rights of any Shareholder with respect to which such amendment is or purports to be applicable and so long as such amendment is not in contravention of applicable law, including the 1940 Act, by an instrument in writing signed by a majority of the then
Trustees (or by an officer of the Trust pursuant to the vote of a majority of such Trustees). Except as provided in the first sentence of this Section 7, any amendment to this Declaration of Trust that adversely affects the rights of Shareholders may be adopted at any time by an instrument signed in writing by a majority of the then Trustees
(or by an officer of the Trust pursuant to the vote of a majority of such Trustees) when authorized to do so by Majority Shareholder Vote; provided, however, that an amendment that shall affect the Shareholders of one or more Series (or of one or more Classes), but not the Shareholders of all outstanding Series (or Classes), shall be authorized by a Majority Shareholder Vote of each Series
(or Class, as the case may be) affected, and no vote of a Series (or Class) not affected shall be required.
Subject to the foregoing, any such amendment shall be effective as provided in the instrument containing the terms of such amendment or, if there is no provision therein with respect to effectiveness, upon the execution of such instrument and of a certificate (which may be a part of such instrument) executed by a Trustee or officer to the effect that such amendment has been duly adopted. Copies of the amendment to this Declaration of Trust shall be filed as specified in
Section 5 of this Article XI. A restated Declaration of Trust, integrating into a single instrument all of the provisions of the Declaration of Trust which are then in effect and operative, may be executed from time to time by a majority of the Trustees and shall be effective upon filing as specified in such Section 5.

          FISCAL YEAR

Section 8. The fiscal year of the Trust shall be determined by the Trustees in accordance with the By-Laws, provided, however, that the Trustees may, without Shareholder approval, change the fiscal year of the Trust.

                     Schedule A
               Series of the Trust
    PaineWebber California Tax-Free Income Fund
     PaineWebber National Tax-Free Income Fund

          Classes of Shares of Each Series
An unlimited number of shares of beneficial interest have
been established by the Board as Class A shares,
Class B shares, Class C shares and Class Y shares of each
of the above Series. Each of the Class A shares, Class B shares, Class C shares and Class Y shares of a Series represents interests in the assets of only that Series and has the same preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption of shares, except as provided in the Trust's Declaration of
Trust and as set forth below with respect to the Class B
shares of each Series: 1.   Each Class B share, other than
a share purchased through the reinvestment of a dividend
or a distribution with respect to the Class B share, shall
be converted automatically,and without any action or
choice on the part of the holder thereof, into Class A shares of the same Series, based on the relative net asset value of each such class at the time of the calculation of the net asset value of such class of shares on the date that is the first Business Day (as defined in the Series' prospectus and/or statement of additional information) of the month in which the sixth anniversary of the issuance of such Class B
shares occurs (which, for the purpose of calculating the holding period required for conversion, shall mean(i) the date on which the issuance of such Class B shares occurred or (ii)
for Class B shares obtained through an exchange, the date on which the issuance of the Class B shares of an eligible PaineWebber fund occurred, if such shares were exchanged directly, or through a series of exchanges for the Series
Class B shares (the "Conversion Date")). 2.  Each Class B
share purchased through the reinvestment of a dividend
or a distribution with respect to the Class B shares and the dividends and distributions on such shares shall be segregated in a separate sub-account on the stock records of the Series for each of the holders of record thereof. On any Conversion Date,a number of the shares held in the sub-account of the holder of record of the share or shares
being converted, calculated in accordance with the next following sentence, shall be converted automatically, and without any action or choice on the part of the
holder thereof, into Class A shares of the same Series.
The number of shares in the holder's sub-account so
converted shall bear the same relation to the
total number of shares maintained in the sub-account on the Conversion Date as the number of shares of the holder converted on the Conversion Date pursuant to Paragraph 2(a) hereof bears to the total number of Class B shares of the holder on the Conversion Date not purchased through the automatic reinvestment of dividends or distributions with
respect to the Class B shares. 3.   The number of Class A
shares into which a Class B share is converted pursuant to paragraphs 1 and 2 hereof shall equal the number (including for this purpose fractions of a share) obtained by dividing the net asset value per share of the Class B shares for purposes of sales and redemptions thereof at the time of the calculation of the net asset value on the Conversion Date by the net asset value per share of the Class A shares for purposes of sales and redemptions thereof at the time of the calculation of the net asset value on the Conversion Date.
4. On the Conversion Date, the Class B shares converted into Class A shares will cease to accrue dividends and will no longer be outstanding and the rights of the holders thereof will cease (except the right to receive declared but unpaid dividends to the Conversion Date).For purposes of Paragraph 1 above, the term "eligible PaineWebber fund" includes any and all mutual funds for which PaineWebber Incorporated or Mitchell Hutchins Asset Management Inc. serves as investment adviser that offer shares with a contingent deferred sales charge imposed upon certain redemptions of such shares and that are exchangeable with the Class
B shares of the Series.




[the next page of this Declaration of Trust also is numbered page 22.]
     IN WITNESS WHEREOF, the
undersigned, being the allthe Trustees of the Trust, have executed this Amended and Restated
Declaration of Trust as of the day and year first above written.




          /s/ Margo N. Alexander
          Margo N. Alexander


          /s/ Meyer Feldberg
          Meyer Feldberg



          /s/ E. Garrett Bewkes, Jr.
          A.   Garrett Bewkes, Jr.


          /s/ George W. Gowen
          George W. Gowen



          /s/ Richard Q. Armstrong
          Richard Q. Armstrong


          /s/ Frederic V. Malek
          Frederic V. Malek



          /s/ Richard R. Burt
          Richard R. Burt


          /s/ Carl W. Schafer
          Carl W. Schafer



          /s/ Mary C. Farrell
          Mary C. Farrell

PaineWebber Mutual Fund Trust

              Attachment 1

          1.   The principal place of business of PaineWebber
               Mutual Fund ( Trust )is:

               1285 Avenue of the Americas
               New York, New York  10019

          2. The Trustees of the Trust and their business addresses* are:

               Margo N. Alexander

               Richard Q. Armstrong
               78 West Brother Drive
               Greenwich, CT  06830

               E. Garrett Bewkes, Jr.

               Richard R. Burt
               1101 Connecticut Avenue, N.W.
               Washington, D. C.  20036

               Mary C. Farrell

               Meyer Feldberg
               Columbia University
               101 Uris Hall
               New York, New York  10027

               George W. Gowen
               666 Third Avenue
               New York, New York  10017

               Frederic V. Malek
               1455 Pennsylvania Avenue, N.W.
               Suite 350
               Washington, D. C.  20004

               Carl W. Schafer
               P. O. Box 1164
               Princeton, N. J.  08542

* Unless otherwise indicated, the business address of each Trustee is

        1285 Avenue of the Americas, New York,
        New York  10019
PAINEWEBBER MUTUAL FUND TRUST
        A Massachusetts Business Trust

                  RESTATED BY-LAWS

November 19, 1997
BY-LAWS OF  PAINEWEBBER MUTUAL FUND TRUST
                      ARTICLE I
                DECLARATION OF TRUST,
            LOCATION OF OFFICES AND SEAL
   Section 1.01.  Declaration of Trust:  These
          By-Laws shall be subject to the
   Declaration of Trust, as from time to time in effect (the "Declaration of Trust"), ofPaineWebber Mutual Fund Trust, the Massachusetts business trust established by the Declaration of Trust (the "Trust"). Section 1.02.
   Principal Office of the Trust: Resident Agent: The principal office of the Trust shall be located in the City of New York, New York. Its resident agent in Massachusetts shall be CT Corporation System, 2 Oliver Street, Boston, Massachusetts, or such other person as the Trustees may from time to time designate.The Trust may establish and maintain such other offices and places of business as the Trustees may, from time to time, determine. Section 1.03.
   Seal: The seal of the Trust shall be circular in form and shall bear the name of the Trust. The form of the seal shall be subject to alteration by the Trustees and the seal may be used by causing it or a facsimile to be impressed or affixed or printed or otherwise reproduced.
   Any officer or Trustee of the Trust shall have authority to affix the seal of the Trust to any document, instrument or other paper executed and delivered by or on behalf of the Trust; however, unless otherwise required by the Trustees, the seal shall not be necessary to be placed on and its absence shall not impair the validity of any document, instrument, or other paper executed by or on behalf of the Trust. ARTICLE II SHAREHOLDERS Section
   2.01. Shareholder Meetings: Meetings of the shareholders may be called at any time by the Trustees or, if the Trustees shall fail to call any meeting for a period of 30 days after written request of Shareholders owning at least one-tenth of the outstanding shares entitled to vote, then such Shareholders may call such meeting. Each call of a meeting shall state the place, date, hour and purposes of the meeting. Section 2.02. Place of
   Meetings: All meetings of the Shareholders shall be held at the principal office of the Trust, except that the Trustees may designate a different place of meeting within the United States. Section 2.03. Notice of Meeting:
   The secretary or an assistant secretary or such other officer as may be designated by the Trustees shall cause notice of the place, date and hour, and purpose or purposes for which the meeting is called, to be mailed, not less than fifteen days before the date of the meeting, to each Shareholder entitled to vote at such meeting, at his address as it appears on the records of the Trust at the time of such mailing. Notice of any Shareholders' meeting need not be given to any Shareholder if a written waiver of notice, executed before or after such meeting, is filed with the records of such meeting, or to any Shareholder who shall attend such meeting in person or by proxy. Notice of adjournment of a Shareholders' meeting to another time or place need not be given, if such time and place are announced at the meeting. Section 2.04. Ballots: The vote upon any question shall be by ballot whenever requested by any person entitled to vote, but, unless such a request is made, voting may be conducted in any way approved by the meeting. Section 2.05. Voting; Proxies: Shareholders entitled to vote may vote either in person or by proxy, provided that such proxy to act is authorized to act by
   (1) a written instrument, dated not more than eleven months before the meeting and executed either by the Shareholder or by his or her duly authorized attorney in fact
   (who may be so authorized by a writing or by any non-written means permitted by the laws of the Commonwealth of Massachusetts) or (2) such electronic, telephonic, computerized or other alternative means as may be approved by a resolution adopted by the Trustees. Proxies shall be delivered to the secretary of the Trust or other person responsible for recording the proceedings before being voted. A proxy with respect to shares held in the name of two or more persons shall be valid if executed by one of them unless at or prior to exercise of such proxy the Trust receives a specific written notice to the contrary from any one of them. Unless otherwise specifically limited by their terms, proxies shall entitle the holder thereof to vote at any adjournment of a meeting. A proxy purporting to be exercised by or on behalf of a Shareholder shall be deemed valid unless challenged at or prior to its exercise and the burden of proving invalidity shall rest on the challenger. At all meetings of the Shareholders, unless the voting is conducted by inspectors, all questions relating to the qualifications of voters, the validity of proxies, and the acceptance or rejection of votes shall be decided by the chairman of the meeting. Section 2.06. Action
   Without a Meeting: Any action to be taken by Shareholders may be taken without a meeting if all Shareholders entitled to vote on the matter consent to the action in writing and the written consents are filed with the records of meetings of Shareholders of the Trust. Such consent shall be treated for all purposes as a vote at a meeting.

   ARTICLE III
   TRUSTEES Section 3.01. Regular Meetings: Regular meetings of the Trustees may be held without further call or notice at such places and at such times as the Trustees may from time to time determine, provided that notice of the first regular meeting following any such determination shall be given to absent Trustees.
   A regular meeting of the Trustees may be held without further call or notice immediately after and at the same place as any meeting of the Shareholders. Section 3.02. Special Meetings: Special meetings of the Trustees may be held at any time and at any place designated in the call of the meeting, when called by the chairman of the Trustees or by two or more Trustees, provided that notice thereof shall being given to each Trustee as set forth in the Declaration of Trust. Section 3.03. Committees:
   The Trustees, by vote of a majority of the Trustees then in office, may elect from their number anexecutive committee or other committees and may delegate thereto some or all of their powers except those which by law, by the Declaration of Trust, or by these By-Laws may not be delegated. Except as the Trustees may otherwise determine, any such committee may make rules for the conduct of its business, but unless otherwise provided by the Trustees or in such rules, its business shall be conducted so far as possible in the same manner as is provided by these By-Laws for the Trustees themselves.
   All members of such committees shall hold such offices at the pleasure of theTrustees. The Trustees may abolish any such committee at any time. Any committee to which the Trustees delegate any of their powers or duties shall keep records of its meetings and shall report its actions to the Trustees. The Trustees shall have power to rescind any action of any committee, but no such rescission shall have retroactive effect. Any such committee may act by meeting in person, by unanimous written consent, or by telephonic meeting provided a quorum of members participates in any such telephonic meeting. Section 3.04. Other Committees: The Trustees may appoint other committees, each consisting of one or more persons, who need not be Trustees. Each such committee shall have such powers perform such duties and abide by such procedures as may be determined from time to time by the Trustees, but shall not exercise any power which may lawfully be exercised only by the Trustees or a committee of Trustees.
   Section 3.05. Compensation: Each Trustee and each committee member may receive such compensation for his services and reimbursement for his expenses as may be fixed from time to time by resolution of the Trustees. ARTICLE IV OFFICERS Section 4.01. General:
   The officers of the Trust shall be a president, a treasurer, a secretary and such other officers, if any, as the Trustees from time to time may in their discretion elect or appoint. The Trust may also have such agents, if any,as the Trustees from time to time may in their discretion appoint. Any officer may be but need not be a Trustee or shareholder. Any two or more offices may be held by the same person. Section 4.02. Election and Term of Office: The president, the treasurer and the secretary shall be elected annually by the Trustees at their first meeting in each calendar year or at such later meeting in such year as the Trustees shall determine ("Annual Meeting"). Other officers or agents, if any, may be elected or appointed by the Trustees at said meeting or at any other time. The president, treasurer and secretary shall hold office until the next Annual Meeting and until their respective successors are chosen and qualified, or in each case until he dies, resigns, is removed or become disqualified. Each other officer shall hold office and each agent shall retain his authority at the pleasure of the Trustees. Section 4.03. Powers:
   Subject to the other provisions of these By-Laws, each officer shall have, in addition to the duties and powers herein and in the Declaration of Trust set forth, such duties and powers as are commonly incident to his office as if the Trust were organized as a Massachusetts business corporation and such other duties and powers as the Trustees may from time to time designate.Section 4.04. Chairman of the Board: The chairman of the Board of Trustees, if one is so appointed, shall be chosen from among the Trustees and may hold office only so long as he continues to be a Trustee. Unless the Trustees otherwise provide, the chairman, if any is so appointed, shall preside at all meetings of the Shareholders and of the Trustees at which he is present; may be ex officio a member of all committees established by the Trustees; and shall have such other duties and powers as specified herein and as may be assigned to him by the Trustees.
   Section 4.05.  President:  The president shall be the
   chief executive officer of the Trust and, subject to the supervision of the Trustees, shall have general charge of the business, affairs and property of the Trust and general supervision over its officers, employees and agents. He shall exercise such other powers and perform such other duties as from time to time may be assigned to him by the Trustees. Section 4.06. Vice Presidents:
   The Trustees may from time to time designate and elect one or more vice presidents who shall have such powers and perform such duties as from time to time may be assigned to them by the Trustees or the president. At the request or in the absence or disability of the president, the vice president (or, if there are two or more vice presidents, then the senior of the vice presidents present and able to act) may perform all the duties of the president and, when so acting, shall have all the powers of and be subject to all the restrictions upon the president. Section 4.07. Treasurer and Assistant Treasurers: The treasurer shall be the principal financial and accounting officer of the Trust and shall have general charge of the finances and books of account of the Trust. Except as otherwise provided by the Trustees, he shall have general supervision of the funds and property of the Trust and of the performance by the custodian of its duties with respect thereto. He shall render to the Trustees, whenever directed by the Trustees, an account of the financial condition of the Trust and of all his transactions as treasurer; and as soon as possible after the close of each financial year he shall make and submit to the Trustees a like report for such financial year. He shall perform all the acts incidental to the office of treasurer, subject to the control of the Trustees. Any assistant treasurer may perform such duties of the treasurer as the treasurer or the Trustees may assign, and, in the absence of the treasurer, (or, if there are two or more assistant treasurers, then the senior of the assistant treasurers present and able to act) may perform all the duties of the treasurer, subject to the control of the Trustees.
   Section 4.08.  Secretary and Assistant Secretaries:
   The secretary shall attend to the giving and serving of all notices of the Trust and shall record all proceedings of the meetings of the Shareholders and Trustees in books to be kept for that purpose. He shall keep in safe custody the seal of the Trust, and shall have charge of the records of the Trust, all of which shall at all reasonable times be open to inspection by the Trustees. He shall perform such other duties as appertain to his office or as may be required by the Trustees. Any assistant secretary may perform such duties of the secretary as the secretary or the Trustees may assign, and, in the absence of the secretary, (or, if there are two or more assistant secretaries. then the senior of the assistant secretaries present and able to act) may perform all the duties of the secretary. Section 4.09. Subordinate Officers: The Trustees from time to time may appoint such other officers or agents as they may deem advisable, each of whom shall have such title, hold office for such period, have such authority and perform such duties as the Trustees may determine. The Trustees from time to time may delegate to one or more officers or agents the power to appoint any such subordinate officers or agents and to prescribe their respective rights, terms of office, authorities and duties. Section 4.10. Remuneration: The salaries or other compensation of the officers of the Trust shall be fixed from time to time by resolution of the Trustees, except that the Trustees may by resolution delegate to any person or group of persons the power to fix the salaries or other compensation of any subordinate officers or agents appointed in accordance with the provisions of Section
  4.09 hereof.Section 4.11. Surety Bonds: The Trustees may require any officer or agent of the Trust to execute a bond (including, without limitation, any bond required by the Investment Company Act of 1940, as amended, ("1940 Act") and the rules and regulations of the Securities and Exchange Commission ("Commission")) to the Trust in such sum and with such surety or sureties as the Trustees may determine, conditioned upon the faithful performance of his duties to the Trust including responsibility for negligence and for the accounting of any of the Trust's property, funds or securities that may come into his hands. Section 4.12.
  Resignation: Any officer may resign his office at any time by delivering a written resignation to the Trustees, the president, the secretary, or any assistant secretary.
  Unless otherwise specified therein, such resignation shall take effect upon delivery. Section 4.13. Removal:
  Any officer may be removed from office whenever in the judgment of the Trustees the best interest of the Trust will be served thereby, by the vote of a majority of the Trustees given at a regular meeting or any special meeting of the Trustees called for such purpose. In addition, any officer or agent appointed in accordance with the provision of Section
  4.09 hereof may be removed, either with or without cause, by any officer upon whom such power of removal shall have been conferred by the Trustees.Sectin 4.14. Vacancies and Newly Created Offices: If any vacancy shall occur in any office by reason of death, resignation, removal, disqualification or other cause, or if any new office shall be created, such vacancies or newly created offices may be filled by the Trustees at any regular or special meeting of the Trustees or, in the case of any office created pursuant to Section
  4.09 hereof, by any officer upon whom such power shall have been conferred by the Trustees.

                      ARTICLE V
                      CUSTODIAN
         Section 5.01.  Employment of Custodian:

The Trustees shall at all times employ one or more banks or trust companies organized under the laws of the U.S. or one of the states thereof provided that each such bank or trust company has capital, surplus and undivided profits of at least two million dollars ($2,000,000) as custodian with authority as the Trust's agent, but subject to such restrictions, limitations and other requirements, if any, as may be contained in these By-Laws: (1) to hold the securities owned by the Trust and deliver the same upon written order, or oral order if confirmed in writing, or order delivered by such electromechanical or electronic devices as are agreed to by the Trust and the custodian, if such procedures have been authorized in writing by the Trust;
(2) to receive and give receipt for any moneys due to the Trust and deposit the same in its own banking department or elsewhere as the Trustees may direct;
and (3)  to disburse such moneys upon orders or vouchers;
and the Trust may also enjoy such custodian as its agent:
(1) to keep the books and accounts of the Trust and furnish clerical and accounting services; and (2) to compute, if authorized to do so by the Trustees, the Net Asset Value of any Series or Class (which terms are defined in the Declaration of Trust) in accordance with the provisions of the Declaration of Trust;all upon such basis of compensation as may be agreed upon between the Trustees and the custodian. If so directed by a vote of a majority of the outstanding shares of the Trust entitled to vote, the custodian shall deliver and pay over all property of the Trust held by it as specified in such vote. The Trustees may also authorize the custodian to employ one or more sub-custodians from time to time to perform such of the acts and services of the custodian, and upon such terms and conditions, as may be agreed upon between the custodian and such sub-custodian and approved by the Trustees, provided that in every case such sub-custodian shall be a bank or trust company organized under the laws of the United
States or one of the states thereof and having capital, surplus and undivided profits of at least two million dollars ($2,000,000) or such other person as may be permitted by the Commission, or otherwise in accordance with the 1940 Act. Section 5.02. Use of Central Securities Handling System: Subject to such rules, regulations and orders as the Commission may adopt, the Trustees may direct the custodian to deposit any or all of the securities owned by the Trust (1) in a system for the central handling of securities established by a national securities exchange or a national securities association registered with the Commission under the Securities Exchange Act of 1934, pursuant to which system all securities of any particular class or series of any issuer deposited within the system are treated as fungible and may be transferred or pledged by bookkeeping entry without physical delivery of such securities, provided that all such deposits shall be subject to withdrawal only upon the order of the Trust; or (2) with such other person as may be permitted by the Commission, or otherwise in accordance with the 1940 Act.

                 ARTICLE VI
             EXECUTION OF PAPERS
    Section 6.01.  General:  Except as the
Trustees may generally or in particular cases authorize the execution thereof in some other manner, all deeds, leases, transfers,contracts, bonds, notes, checks, drafts, and other obligations made, accepted, or endorsed by the Trust shall be executed by the president, any vice president, or the treasurer, or by whomever else shall be designated for that purpose by the Trustees, and need not bear the seal of the Trust.
ARTICLE VII SHARES OF BENEFICIAL INTEREST Section 7.01.
Share Certificates: No certificates certifying the ownership of Shares shall be issued except as the Trustees may otherwise authorize. In the event that the Trustees authorize the issuance of Share certificates, subject to the provisions of Section 7.03, each Shareholder shall be entitled to a certificate stating the number of shares owned by him, in such form as shall be prescribed from time to time by the Trustees. Such certificate shall be signed by the president or a vice president and by the treasurer, assistant treasurer, secretary or assistant secretary. Such signatures may be facsimiles if the certificate is signed by a transfer or shareholder services agent or by a registrar, other than a Trustee, officer or employee of the Trust. In case any officer who has signed or whose facsimile signature has been placed on such certificate shall have ceased to be such officer before such certificate is issued, it may be issued by the Trust with the same effect as if he were such officer at the time of its issue.In lieu of issuing certificates for shares, the Trustees, the transfer agent or shareholder services agent may either issue receipts therefor or may keep accounts upon the books of the Trust for the record holders of such shares, who shall in either case be deemed, for all purposes hereunder, to be the holders of certificates for such shares as if they had accepted such certificates and shall be held to have expressly assented and agreed to the terms hereof.
Section 7.02. Loss of Certificates: In the case of the alleged loss or destruction or the mutilation of a Share certificate, a duplicate certificate may be issued in place thereof, upon such terms as the Trustees may prescribe.Section 7.03. Discontinuance of Issuance ofCertificates: The Trustees may at any time discontinue the issuance of Share certificates and may, by written notice to each Shareholder, require the surrender of Share certificates to the Trust for cancellation. Such surrender and cancellation shall not affect the ownership of Shares in the Trust. Section 7.04. Equitable Interest Not Recognized: The Trust shall be entitled to treat the holder of record of any Share or Shares of the Trust as the holder in fact thereof, and shall not be bound to recognize any equitable or other claim of interest in such Share or Shares on the part of any other person except as may be otherwise expressly provided by law. Section 7.05.
Transfer of Shares: The Shares of the Trust shall be transferable only by transfer recorded on the books of the Trust, in person or by attorney. ARTICLE VIII FISCAL YEAR; ACCOUNTANT Section 8.01. Fiscal Year: The fiscal year of the Trust shall end on such date in each year as the Trustees shall from time to time determine. Section
8.02. Accountant: (a) The Trust shall employ an independent public accountant or firm of independent public accountants as its accountant to examine the accounts of the Trust and to sign and certify the financial statements of the Trust. The accountant's certificates and reports shall be addressed both to the Trustees and to the Shareholders of the Trust.
       (b) Any vacancy occurring due to the death or resignation of the accountant may be filled by a majority vote of the Trustees who are not interested persons of the
          Trust.
                        ARTICLE IX
                          INSURANCE
                 Section 9.01.  Insurance of Officers,
Trustees, and Employees: The Trust may purchase and maintain insurance on behalf of any person who is or was a Trustee, officer or employee of the Trust, or is or was serving at the request of the Trust as a Trustee, officer or employee of a corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity or arising out of his status as such, whether or not the Trust would have the power to indemnify him against such liability. The Trust may not acquire or obtain a contract for insurance that protects or purports to protect any Trustee or officer of the Trust against any liability to the Trust or its Shareholders to which he would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence, or reckless disregard of the duties involved in the conduct of his office.
                      ARTICLE X
          AMENDMENTS; REPORTS; MISCELLANEOUS
 Section 10.1. Amendments: These By-Laws may be amended or repealed, in whole or in part, by a majority of the Trustees then in office at any meeting of the Trustees, or by one or more writings signed by such majority.
 Section 10.2.  Reports:  The Trustees shall at least
semiannually submit to the Shareholders a written report of the transactions of the Trust, including financial statements that shall at least annually be certified by independent public accountants. Section 10.3. Gender: As used in these By-Laws, the masculine gender shall include the feminine and neuter genders.
Section 10.3. Headings: Headings are placed in these bylaws for convenience of reference only and in case of any conflict, the text of these By-Laws rather than the headings shall control.
Section 10.4.  Inspection of Books:  The Trustees
shall from time to time determine whether and to what extent, and at what times and places, and under what conditions and regulations the accounts and books of the Trust or any of them shall be open to the inspection of the Shareholders, and no Shareholder shall have any right to inspect any account or book or document of the Trust except as conferred by law or otherwise by the Trustees.

FORM 10f-3
                    FUND:  National Tax-Free Income Fund
Record of Securities Purchased Under the Fund's Rule
10f-3 Procedures


1.Issuer:    NYC TFA

2.Date of Purchase: 10-2-97

3.Date offering commenced:  10-1-97

4.Underwriters from whom purchased: Lehman Brothers

5."Affiliated Underwriter" managing or participating in syndicate: PaineWebber

6.Aggregate principal amount of purchase: 1,500M

7.Aggregate principal amount of offering: 650MM

8.Purchase price (net of fees and expenses): 94.372

9.Initial public offering price:   94.372

10.Commission, spread or profit:      % $  5.00

11.  Have the following conditions been
     satisfied?                                      YES    NO


a.   The securities are part of an issue registered
     under the Securities Act of 1933 which is
     being offered to the public or are "municipal
     securities" as defined in Section 3(a)(29) of
     the Securities Exchange Act   of 1934.        ___X___ _____


b.   The securities were purchased  prior to the
     end of the end first full  business day of
     the offering  at  not more than the initial
     offering price (or, if a  rights  offering,
     the securities were  purchased  on or before
     the  fourth day preceding the  day  on which
     the offering terminated.                     ____X__  _____


c.   The underwriting was a firm commitment
     underwriting.                                ___X___  _____


d.   The commission, spread or profit was
     reasonable and fair in relation to that
     being received by others for underwriting
     similar securities during the same period.  ___X___   _____


e.   (1)  If securities are registered under
     the Securities Act of 1933, the issuer of
     the securities and its predecessor have
     been in continuous operation for not less
     than three years.                          ____X___   _____


     (2)   If securities are municipal
     securities, the issue of securities has received an investment grade rating from a nationally recognized statistical rating organization or, if the issuer or entity supplying the revenues from which the issue is to be paid shall have been in continuous operation for less than three years
     (including any predecessor), the issue has received one of the three highest ratings from at least one such rating organization.___X___ _____


f.   The amount of such securities purchased
     by all of the investment companies advised
     by Mitchell Hutchins did not exceed 4% of
     the principal amount of the offering or
     $500,000 in principal amount, whichever is
     greater, provided that in no event did
     such amount exceed 10% of the principal
     amount of the offering.                    __X___  _____


g.   The purchase price was less than 3% of
     the Fund's total assets.                 ___X___   _____


h.   No Affiliated Underwriter was a direct
     or indirect participant in or beneficiary
     of the sale or, with respect to municipal
     securities, no purchases were designated
     as group sales or otherwise allocated
     to the account of any Affiliated
     Underwriter.                           ____X___   _____



Approved:   Richard S. Murphy      Date:  October 7, 1997

 FORM 10f-3
                    FUND:     California Tax-Free Income Fund

Record of Securities Purchased Under the Fund's Rule
10f-3 Procedures


1.Issuer:  Aneheim Pus. Fin Authority

2.Date of Purchase:    2-6-97

3.Date offering commenced:   2-6-97

4.Underwriters from whom purchased:   Smith Barney

5."Affiliated Underwriter" managing or participating in syndicate: PaineWebber

6.Aggregate principal amount of purchase:  1,057,790

7.Aggregate principal amount of offering:  570,000,000

8.Purchase price (net of fees and expenses): 105.579

9.Initial public offering price:    105.579

10.Commission, spread or profit:      %    $  3.75 /bond

11.  Have the following conditions been
     satisfied?                                   YES       NO


a.   The securities are part of an issue
     registered under the Securities Act
     of 1933 which is being offered to the
     public or are "municipal securities"
     as defined in Section 3(a)(29) of
     the Securities Exchange Act   of 1934.     ___X___   ______


b.   The securities were purchased  prior
     to the end of the end first full
     business day of  the offering  at  not
     more than the initial offering price
     (or, if a  rights  offering, , the
     securities were  purchased  on or before
     the  fourth day preceding the  day  on
     which the offering terminated.           ___X____    ______


c.   The underwriting was a firm commitment
      underwriting.                           ____X__      ____


d.   The commission, spread or profit was
     reasonable and fair in relation to that
     being received by others for underwriting
     similar securities during the same
     period.                                 ___X____    _______


e.   (1)  If securities are registered under
     the Securities  Act of 1933, the issuer
     of the securities and its predecessor
     have been in continuous operation for not
     less than three years.                   __X___     _____


     (2)   If securities are municipal
     securities,  the issue of securities has
     received an investment grade rating from
     a nationally recognized statistical
     rating organization or, if the  issuer
     or entity supplying the  revenues
     from which the issue  is to be paid shall
     have been in  continuous operation for
     less than three years (including any
     predecessor), the issue has  received one
     of the three  highest ratings from at
     least one such rating organization.     ____X___    _____


f.   The amount of such securities purchased
     by all of the investment companies
     advised by Mitchell Hutchins did not
     exceed 4% of the principal amount of
     the offering or $500,000 in principal
     amount, whichever is greater, provided
     that in no event did such amount
     exceed 10% of the principal amount of
     the offering.                          ___X___     _____


g.   The purchase price was less than 3%
     of the Fund's total assets.            ___X___    ____


h.   No Affiliated Underwriter was a direct
     or indirect participant in or
     beneficiary of the sale or, with
     respect to municipal securities, no
     purchases were designated as group
     sales or otherwise allocated to the
     account of any Affiliated Underwriter.  _X___   _____



Approved:  Cynthia Bow        Date: January 30, 1998